UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 3, 2006

          Annaly Capital Management, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-13447	22-3479661
State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1211 Avenue of the Americas Suite 2902 New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 696-0100

                                                                 No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into A Material Definitive Agreement.

On August 3, 2006, the registrant entered into an ATM Equity Offeringsm Sales Agreement with Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch), relating to the sale of shares of common stock, par value $0.01 per share, from time to time through Merrill Lynch.  Sales of the shares, if any, will be made by means of ordinary brokers' transaction on the New York Stock Exchange.

On August 3, 2006, the registrant entered into an ATM Equity Sales Agreement with UBS Securities LLC (“USB Securities”), relating to the sale of shares of common stock, par value $0.01 per share, from time to time through UBS Securities.  Sales of the shares, if any, will be made by means of ordinary brokers' transaction on the New York Stock Exchange.

Item 9.01  Financial Statements and Exhibits

       (c)     Exhibits

1.

ATM Equity Offeringsm Sales Agreement, dated August 3, 2006,  between Annaly Capital Management, Inc. and Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

2.

ATM Equity Sales Agreement, dated August 3, 2006,  between Annaly Capital Management, Inc. and UBS Securities LLC

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNALY CAPITAL MANAGEMENT, INC.

By: /s/Kathryn Fagan_____________________

      Name:  Kathryn Fagan

      Title:    Chief Financial Officer

Dated: August 3, 2006